SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

Commission File No. 333-75167

SONIC FOUNDRY, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	39-1783372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 West Washington Avenue, Suite 775 Madison, WI 53703	(608)443-1600
(Address of principal executive offices)	(Issuer’s telephone number)

Sonic Foundry, Inc. 1995 Stock Option Plan (3,000,000 additional shares)

Sonic Foundry, Inc. Non-Employee Director Stock Option Plan (300,000 additional shares)

(Full title of plans)

Rimas P. Buinevicius

Chief Executive Officer

222 West Washington Avenue, Suite 775

Madison, WI 53703

(608) 443-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,300,000 shares (2)	$1.59	$5,247,000.00	$664.80

(1)	Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices reported on the Nasdaq Stock Market on September 10, 2004, which was $1.59.

(2)	On March 26, 1999, Registrant registered on Form S-8 (No. 333-75167) (i) 2,000,000 shares to be issued under the 1995 Stock Option Plan and (ii) 180,000 shares to be issued under the Non-Employee Directors Stock Option Plan (both taking into account a 2-for-1 split of the Company’s common stock, the record date of which was April 7, 2000). On September 8, 2000, Registrant registered on Form S-8 (No. 333-45436) an additional (i) 2,000,000 shares to be issued under the 1995 Stock Option Plan and (ii) 420,000 shares to be issued under the Non-Employee Directors Stock Option Plan. Pursuant to Instruction E on Form S-8, an additional (i) 3,000,000 shares are being registered herein to be issued pursuant to the 1995 Stock Option Plan, and (ii) an additional 300,000 shares are being registered herein to be issued pursuant to the Non-Employee Directors Stock Option Plan.

The Exhibit Index appears after the Signature Page of this Registration Statement.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement filed by Sonic Foundry, Inc. (the “Company”) under Registration Number 333-75167, as amended, with respect to securities offered pursuant to the Company’s 1995 Stock Option Plan, as amended (the “Plan”), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit Number	Description

4.1	Registrant’s 1995 Stock Option Plan, as amended (1)

4.2	Registrant’s Non-Employee Directors Stock Option Plan (2)

5.1	Opinion of McBreen & Kopko regarding the legality of the Common Stock registered hereby

23.1	Consent of McBreen & Kopko (included in its opinion to be filed as Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young, LLP

24.1	Power of Attorney (contained within Signature Page)

(1)	Filed as an exhibit to the company’s registration statement on Form S-8 dated September 8, 2000 (No. 333-45436) and hereby incorporated by reference.

(2)	Filed as an exhibit to the company’s registration statement on amendment No. 2 to Form SB-2 dated April 3, 1998 (Reg. No. 333-46005) and hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 9 day of June, 2004.

Sonic Foundry, Inc.

By:	/s/ RIMAS BUINEVICIUS
Rimas Buinevicius, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rimas Buinevicius and Kenneth Minor as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Dated

/s/ RIMAS BUINEVICIUS Rimas Buinevicius	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 13, 2004

/s/ KENNETH MINOR Kenneth Minor	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 13, 2004

/s/ MONTY SCHMIDT Monty Schmidt	Chief Technology Officer and Director	September 13, 2004

/s/ FREDERICK H. KOPKO, JR. Frederick H. Kopko, Jr.	Director	September 13, 2004

/s/ ARNOLD POLLARD Arnold Pollard	Director	September 13, 2004

/s/ DAVID KLEINMAN David Kleinman	Director	September 13, 2004

/s/ PAUL PEERCY Paul Peercy	Director	September 13, 2004

/s/ GARY WEIS Gary Weis	Director	September 13, 2004

INDEX TO EXHIBITS

Pare Item Number Sequencially Numbered	Description

5.1	Opinion of McBreen & Kopko as to the legality of the stock registered hereby

23.1	Consent of McBreen & Kopko (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (contained within Signature Page)